DATED THIS 3RD DAY OF OCTOBER 1996



                                     BETWEEN


                  (1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD


                      (2) SIERRA SEMICONDUCTOR CORPORATION


                                       AND


                               (3) PMC-SIERRA INC.







                           AMENDMENT AGREEMENT (NO. 1)
                                       TO
                     DEPOSIT AGREEMENT DATED 15 AUGUST 1995





"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                           AMENDMENT AGREEMENT (NO. 1)

THIS AMENDMENT AGREEMENT (NO.1) is made the 3rd day of October 1996, by and between:-

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD (formerly known as Chartered Semiconductor Manufacturing Pte Ltd), a company incorporated in Singapore with its registered office at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 ("CSM");

(2) SIERRA SEMICONDUCTOR CORPORATION, a company incorporated in California and having its place of business at 2075 North Capitol Avenue, San Jose, CA 95132, United States of America ("Customer"); and

(3) PMC-SIERRA, INC., a company incorporated in Canada and having its place of business at 105-8555 Baxter Place, Burnaby, B.C. Canada V5A 4V7 ("PMC").

WHEREAS

(A) CSM and Customer had entered into a Deposit Agreement dated 15 August 1995 (the "Deposit Agreement") for the purpose of Customer depositing certain funds with CSM and procuring CSM to make available to Customer certain wafer manufacturing capacity.

(B) Customer desires such wafer manufacturing capacity from CSM to be made available to PMC, a subsidiary of Customer, and Customer collectively and Customer is willing to guarantee the obligations of PMC under this Agreement.

(C) PMC is willing to enter into this Amendment Agreement and to be bound by the terms and conditions set forth herein and in the Deposit Agreement.

(D) CSM, Customer and PMC are entering into this Amendment Agreement to vary the Deposit Agreement with effect from the date hereof.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:-


1.       INTERPRETATION

         All terms and references used in the Deposit Agreement and which are defined or construed in the Deposit Agreement but are not defined or construed in this Amendment Agreement shall have the same meaning and construction in this Amendment Agreement.

2.       ADDITIONAL PARTY

         PMC hereby agrees to, and CSM and Customer are willing that PMC, become a party to the Deposit Agreement and this Amendment Agreement and to be bound by the terms and conditions set forth in the same. CSM will, in accordance with the terms and conditions set forth in the Deposit Agreement and this Amendment Agreement, make available wafer capacity to Customer and PMC collectively.

3.       AMENDMENT TO THE DEPOSIT AGREEMENT

         The Parties agree that with effect from the date of this Amendment Agreement, the Deposit Agreement shall be amended as follows:-

         3.1      CLAUSE 1 (THE DEPOSIT)
                  ----------------------

                  CLAUSES 1.1, 1.2 AND 1.3 shall be deleted in their entirety and replaced with the following:-

                  "1.1     As at the date of this Amendment Agreement,  Customer
                           has  deposited  with   CSM  the  sum  of  US  Dollars
                           [REDACTED] (the "Deposit").

                  1.2 Upon the expiry of the term of this Agreement or the earlier termination thereof in accordance with Clause 6 or Clause 7.2, CSM will return to Customer the Deposit, without interest and subject to any deductions or refunds made by CSM pursuant to the terms of this Agreement.

                  1.3 Customer shall have the option to increase the Deposit to the sum of US Dollars [REDACTED] provided that:-

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                           (a) Customer shall give CSM at least six (6) months' written notice of such intention to increase the Deposit;

                           (b) CSM has the right to request Customer to increase the Deposit by a date ("Expiry Date") to be determined by CSM in its sole discretion, provided that CSM shall give Customer at least six (6) to twelve (12) months notice. In the event Customer does not increase the Deposit to [REDACTED] by the determined Expiry Date, Customer's option to increase the Deposit shall expire;

                           (c) in the event Customer increases the Deposit to [REDACTED] before the Expiry Date, CSM's Supply Commitment shall be calculated based on the following formula:-

                                    CSM Supply Commitment per month =
                                                [REDACTED]

                                    where D = the amount of Deposit then with CSM and

                           (d)      the terms and  conditions of  such  increase
                                    shall  be  mutually   agreed   between   the
                                    parties.

         3.2      CLAUSE 2 (CSM SUPPLY COMMITMEN)
                  -------------------------------

                  The provisions of Clause 2 shall be amended as follows:-

                  CLAUSES 2.1, 2.2, 2.3 and 2.4 shall be deleted in their entirety and replaced with the following:-

                  "2.1 In consideration of the payment of the Deposit by Customer, Customer's maintenance of the Deposit with CSM and Customer's guaranteeing of PMC's obligations under the terms of this Agreement, CSM will make available to Customer and PMC, wafer manufacturing capacity for 8-inch wafers (based on 15 mask level wafers) in each calendar quarter commencing from the first calendar quarter of 1997 until the expiry or the earlier termination of the term of this Agreement, in such quantities as set out in Annex A (the "CSM Supply Commitment"). For the purposes of


"The Confidential Portion has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission"
                           clarity, the CSM Supply Commitment quantities as set out in Annex A represent the aggregate of the wafer manufacturing capacity available to Customer and PMC in each quarter.

                  2.2 Unless otherwise expressly provided in this Agreement the sale of wafers by CSM to Customer and PMC, the capacity of which is made available to Customer and PMC under this Agreement, shall be governed by the terms and conditions of CSM's foundry agreement ("Foundry Agreement") to be entered into by CSM and each of Customer and PMC.

                  2.3 CSM reserves the right to adjust the pricing of wafers to be supplied by CSM from time to time depending on prevailing market conditions, provided however that CSM shall give Customer and PMC not less than 3 months' prior written notice of such adjustment. In any event, the price of wafers supplied to Customer and/or PMC shall be no more than [REDACTED] above CSM's pricing for similar products and processes and similar quantities available to CSM's equity investors."


         3.3      CLAUSE 3 (CUSTOMER LOADING COMMITMENT)
                  --------------------------------------

                  The heading 3., and CLAUSES 3.1, 3.2 AND 3.3 shall be deleted in their entirety and replaced with the followings

                  "3.      CUSTOMER AND PMC LOADING COMMITMENT

                  3.1 Customer and PMC jointly and severally agree to place purchase orders with CSM for such quantity of 8-inch wafer equivalents (based on 15 mask level wafers) for delivery during the calendar quarters set out in Annex A (the "Customer and PMC Loading Commitment"). The aggregate quantity of wafers for which orders are placed by Customer and PMC is hereinafter referred to as the "Customer and PMC Actual Loading".

                  3.2 The Customer and PMC Actual Loading for each calendar quarter during the term of the Agreement shall in aggregate be equal to the Customer and PMC Loading Commitment. In addition, the month to month variation in the Customer and PMC Actual Loading shall not exceed [REDACTED] without the prior written approval of CSM.

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                  3.3      Customer  and/or  PMC may  elect  to  place  purchase
                           orders for 6 inch wafers, on a two-for-one basis of two 6-inch wafers for every one 8-inch wafer. In the event of such election, the CSM Committed Capacity quantities and the Customer and PMC Loading Commitment quantities shall be adjusted accordingly.

                           By way of illustration, if in respect of 1Q97 (where the CSM Committed Capacity and the Customer and PMC Loading Commitment is [REDACTED] equivalents), Customer or PMC elects to purchase (y) 6-inch wafers, then:-

                           (i) the CSM Committed Capacity and the Customer and PMC Loading Commitment for 1Q97 shall be adjusted to be equal to [REDACTED]

                           (ii) for the purposes of Clauses 5.4 and 5.5 below, the Customer and PMC Loading Commitment for 1Q97 shall be adjusted to be equal to [REDACTED].

                  3.4 Customer and/ or PMC may elect which of CSM's Fab 1, Fab 2 or Fab 3 such 6-inch or 8-inch wafers will be manufactured in. Customer and PMC agree that such election of Fabs, if any, must be notified to CSM six
                           (6) months in advance and be included in the rolling 6 month forecast to be given by Customer and/or PMC in accordance with Clause 3.5 below.

                  3.5 With effect from the date of this Amendment Agreement, Customer and PMC shall provide to CSM on a monthly basis, each of their rolling 6-month forecast of each of their monthly volume requirements for wafers for each relevant product to be manufactured hereunder and the Fab in which such wafers are to be manufactured.

                           The first 3 months of each 6-month forecast shall be backed by purchase orders for such first 3 months."

         3.4      CLAUSE 4 (LIQUIDATED DAMAGES)
                  -----------------------------

                  The heading 4. and CLAUSES 4.1, 4.2, 4.3, 4.4 AND 4.5 shall be deleted in their entirety and replaced with the following:-

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                  "4.      GUARANTEE

                           In consideration of CSM agreeing, at Customer's request, to make available to PMC such wafer capacity as set out in this Agreement, Customer hereby agrees to guarantee the performance of PMC's obligations under this Agreement."

         3.5      CLAUSE 5 (SET OFF AND MAINTENANCE OF DEPOSIT)
                  ---------------------------------------------

                  The provisions of Clause 5 shall be amended as follows:-

                  i)       by   deleting  CLAUSES  5.1,  5.2 AND  5.3  in  their
                           entirety and replacing them with the following:-

                           "5.1 CSM shall be entitled to deduct from and set-off against the Deposit, any payment falling due and remaining unpaid by Customer and/or PMC under the Foundry Agreement.

                           5.2 At the end of each calendar quarter, CSM shall issue a written notice to Customer and/or PMC stating the amount of the overdue payments and Customer and/or PMC shall pay the relevant sum to CSM within 30 days of the date of such notice, so as to maintain the Deposit at [REDACTED] less such amounts that may have been refunded by CSM to Customer pursuant to Clause 5.4 or Clause
                                    5.5 below.

                           5.3 CSM's right of deduction and set-off pursuant to Clause 5.2 shall be in addition to CSM's right to claim the aforesaid overdue payments separately as a debt due from Customer and/or PMC and shall not in any way prejudice such right or any other rights or remedies which CSM may have at law or in equity."

                  ii)      by inserting the following NEW CLAUSES 5.4 AND 5.5:-

                           "5.4 For the period [REDACTED], provided that the Customer and PMC Actual Loading quantity for each calendar year is equal to [REDACTED] or more of the Customer and PMC Loading Commitment for such calendar year (subject to such adjustments as may be made in accordance with Clause 3.3 above), CSM will refund to

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                                    Customer the amount of [REDACTED]  from
                                    the Deposit within 30 days of [REDACTED] of the year in which Customer has fulfilled the condition stated in this Clause 5.4.

                                    By way of  illustration,  if Customer and/or
                                    PMC purchase an aggregate of  [REDACTED]  or
                                    more of the  quantities  for  [REDACTED]  as
                                    specified   in  Annex  A  (subject  to  such
                                    adjustments as may be made in accordance with Clause 3.3 above), then CSM will refund [REDACTED] from the Deposit to Customer by [REDACTED].

                           5.5 For the period [REDACTED] to [REDACTED], provided that the Customer and PMC Actual Loading quantity for each calendar year [REDACTED] the Customer and PMC Loading Commitment for such calendar year (subject to such adjustments as may be made in accordance with Clause 3.3 above) by more than [REDACTED], then CSM will return to Customer the amount of [REDACTED] from the Deposit within 30 days of [REDACTED] of the year in which Customer has fulfilled the condition stated in this Clause 5.5.

                                    By way of  illustration,  if Customer and/or
                                    PMC purchase an aggregate of more than [REDACTED] of the quantities for [REDACTED] as specified in Annex A (subject to such adjustments as may be made in accordance with Clause 3.3 above), then CSM will refund [REDACTED] from the Deposit to Customer by [REDACTED]."

         3.6      CLAUSE 6 (TERM AND TERMINATION)
                  -------------------------------

                  The provisions of Clause 6 shall be amended as follows:-

                  i)       By deleting CLAUSE 6.1(A) in its entirety; and

                  ii) By renumbering CLAUSE 6.1(B), (C) AND (D) as Clause 6.1"(a)", "(b)" and "(c)" respectively.

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

         3.7      CLAUSE 7 (FORCE MAJEURE)
                  ------------------------

                  The provisions of Clause 7.1 shall be amended by inserting after the word "Customer's" appearing in the second line, the words "and PMC`s" and by inserting after the word 'CSM' in the sixth line, the word "PMC".

         3.8      CLAUSE 8 (WARRANTY AND INDEMNITY)
                  ---------------------------------

                  The provisions of CLAUSES 8.1, 8.2, 8.3, 8.4, 8.5 AND 8.6 shall be deleted in their entirety and replaced with the following :-

                  "8.1 Customer and PMC jointly and severally warrant that each has the right to use and license the use of the design and processes provided by Customer and/PMC and each hereby grants to CSM the right to use the aforesaid design and processes for the performance of its obligations under this Agreement and the Foundry Agreement.

                  8.2 Customer and PMC shall jointly and severally indemnify, hold harmless and defend CSM against any claims that Customer's and/or PMC's products or a process or design licensed from or otherwise provided by Customer and/or PMC and used by CSM for the performance of its obligations under this Agreement is an infringement of any letters patent or other intellectual property rights, including, without limitation, any infringement based on specifications furnished by Customer and/or PMC or resulting from the use of any equipment or process specified by Customer and/or PMC.

                  8.3 CSM shall notify Customer and PMC of any claim of infringement or of commencement of any suit, action, or proceedings alleging infringement of any intellectual property rights of any third party forthwith after receiving notice thereof. Customer and PMC shall have the right in their sole discretion and at their expense to participate in the defence of any such claim, suit, action or proceedings and in any and all negotiations with respect thereto.

                  8.4 CSM shall indemnify, hold harmless and defend Customer and/or PMC against any claims that the wafers manufactured by CSM pursuant to this Agreement using manufacturing processes provided by CSM for the performance of its obligations under this Agreement is an infringement of any letters patent or other intellectual property rights of any third party.

                  8.5 Customer and PMC shall notify CSM of any claim of infringement or of commencement of any suit, action, or proceedings alleging infringement of any intellectual property rights of any third party forthwith after receiving notice thereof. CSM shall have the right in its sole discretion and at its expense to participate in the defence of any such claim, suit, action or proceedings and in any and all negotiations with respect thereto.

                  8.6 Customer and PMC hereby agree that in the event that CSM is required to make any payments, including without limitation, licence fees or royalty payments, to any third party in respect of any of CSM's manufacturing processes used by CSM in the performance of its obligations under this Agreement, CSM shall be entitled to adjust the pricing of the wafers supplied to Customer and PMC accordingly. Such adjustment shall be effective upon CSM giving to Customer or PMC not less than 3 months' prior written notice thereof."

         3.9      CLAUSE 10 (NOTICES)
                  -------------------

                  CLAUSE 10.1 shall be amended as follows:-

                  (i) by deleting the address and facsimile number for CSM in its entirety and replacing it with the following:-

                           "CSM
                            ---

                           60 Woodlands Industrial Park D, Street 2
                           Singapore 738406
                           Facsimile no : (65) 3622908
                           Attn: Mr Tan Bock Seng
                                 President"

                  (ii) by inserting after the address and facsimile number for Customer, the following:-

                           "PMC
                            ---

                           105-8555 Baxter Place,
                           Burnaby, B.C.
                           Canada V5A 4V7
                           Facsimile no: (604) 4156207
                           Attn: Mr Greg Aasen
                                 Chief Operating Officer"

         3.10     ANNEX A (PAYMENT SCHEDULE)
                  --------------------------

                  ANNEX A shall be deleted in its entirety.

         3.11     ANNEX B (CSM-SUPPLY COMMITMENT/CUSTOMER LOADING COMMITMENT)
                  ----------------------------------------------------------

                  ANNEX B shall be deleted in its entirety and replaced by the ANNEX A (CSM SUPPLY COMMITMENT / CUSTOMER AND PMC LOADING COMMITMENT) attached.

4.       SAVING AND INCORPORATION

4.1 Save as expressly amended by this Amendment Agreement, the terms and conditions of the Deposit Agreement shall continue to be in full force and effect in all other respects.

4.2 The Deposit Agreement and this Amendment Agreement shall be construed as one document and this Amendment Agreement shall be deemed to be part of the Deposit Agreement. Where the context so permits, references in the Deposit Agreement and in this Amendment Agreement to "the Deposit Agreement" or "this Agreement" shall be read and construed as references to the Deposit Agreement as amended and supplemented by this Amendment Agreement.

5.       GOVERNING LAW

         This Amendment Agreement shall be governed by and construed in accordance with the laws of Singapore. The parties hereby irrevocably submit to the nonexclusive jurisdiction of the courts of Singapore.

IN WITNESS WHEREOF the Parties have hereunto entered into this Agreement the date first above written.

Signed by /s/ Tom Gurnee                          )
                                                  )
                                                  )
CHARTERED SEMICONDUCTOR                           )
MANUFACTURING LTD                                 )
in the presence of:-                              )/s/ signature unreadable


/s/ Angela Hon
Name:  Angela Hon


Signed by /s/ James V. Diller                     )
                                                  )
                                                  )
SIERRA SEMICONDUCTOR                              )
CORPORATION                                       )
in the presence of:-                              )/s/ Gary Kennedy


/s/ James V. Diller
Name:


Signed by /s/ James V. Diller                     )
                                                  )
                                                  )
PMC-SIERRA INC.                                   )
in the presence of:-                              )/s/ Gary Kennedy



/s/ James V. Diller
Name:

                                     ANNEX A


                              CSM SUPPLY COMMITMENT
                              ---------------------
                       CUSTOMER AND PMC LOADING COMMITMENT
                       -----------------------------------


      Number of 8-inch silicon wafer equivalents (based on 15 mask level)*



 1Q97    2Q97    3Q97    4Q97    1Q98    2Q98    3Q98    4Q98 through 4Q2000

                                   [REDACTED]



*subject to such adjustments as may be made in accordance with Clause 3.3

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".